UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         November 5, 2004
         Date of Report (Date of earliest event reported)



                         AQUENTIUM, INC.
          (Name of small business issuer in its charter)

           Delaware             000-23402                 11-2863244
   (State of incorporation)   (Commission File Number)   (I.R.S. Employer
                                                         Identification No.)

31500 Grape Street, Suite 3401, Lake Elsinore, California   92532
(Address of principal executive offices)                    (Zip code)

Registrant's telephone number:  (951) 244-1988


[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2004 Aquentium, Inc. entered into an Exclusive Licensing Agreement of US Patent Application 10/284,748 (the "Licensing Agreement") with Theodore T. Ciotti, an individual who invented a containerized habitable structure, which is the subject matter of the patent application 10/284,748. This housing system incorporates the structural integrity and transportability of modified or purpose-built ISO shipping containers that expand and unfold like "pop-up books" and have the strength, flexibility and durability of structural insulated panel construction. The purpose-built or recycled shipping containers can be transformed into rudimentary homes in the case of disaster.

Pursuant to the terms of the arm's-length Licensing Agreement, Mr. Ciotti granted to Aquentium the exclusive worldwide manufacturing and marketing rights for patent 10/284,748 and the exclusive license to the URL "www.instantvillage.net." Aquentium issued 200,000 restricted shares of common stock in exchange for the exclusive worldwide manufacturing and marketing rights.

The Licensing Agreement provides that the exclusive worldwide manufacturing and marketing rights granted to Aquentium will also include all future developments of products, trademarks, copyrights, patents and other intellectual property pertaining to the original patent. Patents and certain other intellectual property shall be negotiated for a fee and used on a case by case basis.

The terms of the Licensing Agreement provide that Aquentium will form a subsidiary company within 30 days of the date of the Licensing Agreement and this subsidiary will be the entity that markets and manufactures the product. Aquentium has also agreed as follows:
..     We will make royalty payments per unit based on the production schedule and production totals as outlined in the Licensing Agreement;
..     We will fund two prototype model units within twelve months from the date of the Licensing Agreement, which funding is estimated to be approximately $30,000 U.S. dollars each;
..     Using our best efforts, within 24 months from the date of Licensing
      Agreement, we will raise funds for the setup and equipping of an initial manufacturing facility to be located in the United States, as well as provide the funds as needed for operations, general, administrative expenses and support of the subsidiary;
..     We have agreed to satisfy a production minimum of 30 units per quarter starting 90 days after the manufacturing facility is completed and all manufacturing materials and components are in place;
..     We have agreed to enter into a contract with Mr. Ciotti upon creation of the subsidiary and Mr. Ciotti will be appointed as a director of the subsidiary.

Mr. Ciotti has agreed to construct two prototype models after Aquentium provides the necessary funding. He has agreed not to engage or do business in the disaster relief housing industry, or as a provider of disaster housing or other disaster structures. Upon the full completion and compliance by Aquentium under the terms of the Licensing Agreement, Mr. Ciotti will list Aquentium as the co-assignee of patent 10/284,748.

If the patent is not granted by the United States Patent & Trademark Office, then Aquentium has the right to cancel the 200,000 shares issued to Mr. Ciotti. If Aquentium fails to satisfy the terms of the Licensing Agreement, then the worldwide marketing and manufacturing rights will be changed from "exclusive" to "non-exclusive" and Mr. Ciotti will be released from the non-compete clause in the Licensing Agreement .

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The Licensing Agreement expires simultaneously with the expiration of the patent 10/284,748, or any extension or deviation thereof, whichever is the longest. The Licensing Agreement may be mutually terminated at any time with a six month written notice that is signed and accepted by both parties. If Aquentium initiates the termination, the restriction on the shares of common stock shall be removed.


Item 9.01 Financial Statements and Exhibits

Exhibits

10.1 Exclusive Licensing Agreement of US Patent Application 10/284,748 between Aquentium and Thomas Ciotti, dated November 5, 2004.


                            SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       AQUENTIUM, INC.


                                       /s/ Mark T. Taggatz
Date: November 16, 2004            By: ______________________________________
                                       Mark T. Taggatz
                                       President and Chief Executive Officer